INCENTIVE DEFERRED COMPENSATION AGREEMENT
                    -----------------------------------------


This Incentive Deferred Compensation Agreement is made effective this ____ day of November, 2000, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Company") and BARRY VINES ("Vines").

                                             W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, the Company and Vines have entered into an Employment Agreement for the employment of Vines by Company;

WHEREAS, pursuant to Section 5(e) of said Employment Agreement, Vines may be entitled to incentive deferred compensation in the event certain economic criteria are satisfied;

WHEREAS, the parties wish to define the terms governing the incentive deferred compensation in the event the economic criteria and the terms and conditions of the Employment Agreement are satisfied.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

1. In the event Vines satisfies the economic criteria set forth in the Employment Agreement for such year and is entitled to incentive deferred compensation, the incentive deferred compensation shall be governed by the terms of this Agreement.
2. In the event Vines should die or become disabled during the term of the Employment Agreement, or if the Employment Agreement is not renewed by Company at the expiration of the initial term or any renewal term, all incentive deferred compensation earned shall be vested in full and shall be payable to Vines and/or his designated beneficiary at that time. For purposes of this Paragraph, the term "disabled" shall have the meaning set forth in said Employment Agreement.

1. In the event Vines discontinues employment with the Company during the initial term or any renewal term of this Employment Agreement or if Vines does not renew the Employment Agreement at the expiration of the initial term or any renewal term and such discontinuation of employment is not a result of Vines becoming disabled, the vested portion of his deferred compensation account will be paid to him at said time and all non-vested amounts will be forfeited. Provided, however, if Vines would violate the terms of his covenant not to compete and confidentiality agreement as set forth in Sections 8 and 9 of his Employment Agreement, the vested portion of his deferred compensation account will likewise be forfeited. The incentive deferred compensation shall vest according to the following schedule:

       Years of Service With Company or its  Percentage of Vested
       ------------------------------------  ---------------------
       Subsidiaries from the Effective Date        Interest
       ------------------------------------        --------
                of This Agreement
                -----------------

         Less than 1 year                                       0%
         One year                                              20%
         Two years                                             40%
         Three years                                           60%
         Four years                                            80%
         Five years                                           100%


This vesting schedule shall apply separately to each year that incentive deferred compensation is earned by Vines upon the satisfaction of the economic criteria set forth in the Employment Agreement.

By way of illustration, if Vines satisfied the economic criteria for years 1 and 2 of the Agreement, at the end of year 2, Vines would be 40% vested as to the incentive deferred compensation credited in year 1 and 20% vested as to the incentive deferred compensation credited in year 2.

1. No deferred compensation shall be paid under the terms of this Agreement in the event Vines is discharged from the service of the Company for cause. For purposes of this Paragraph, the term "cause" shall have the meaning set forth in Section 10(a)(iii) of said Employment Agreement
2.
3. Vines shall not have the right to commute, sell, transfer, assign or otherwise convey the right to receive any payments under the terms of this Agreement. Any such attempted assignment or transfer shall terminate this Agreement and the Company shall have no further liability hereunder.

1. It is the intention of the parties that the incentive deferred compensation to be payable to Vines hereunder (if applicable) shall be includable for Federal Income Tax purposes in his, or such beneficiary's gross income only in the taxable year in which he or the beneficiary actually receives the payment and Company shall be entitled to deduct such incentive deferred compensation as a business expense in its Federal Income Tax return in the taxable year in which such payment is made to Vines or his beneficiary.

1. Nothing contained in this Agreement shall in any way affect or interfere with the right of Vines to share or participate in a retirement plan of the Company or any profit sharing, bonus or similar plan in which he may be entitled to share or participate as an employee of the Company.

1. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of Vines and the successors and assigns of Company. This Agreement shall not be modified or amended except in writing signed by both parties.

1. This Agreement shall be subject to and construed under the laws of the State of Alabama.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                              POMEROY  COMPUTER  RESOURCES,  INC.



                              By:
                                 ----------------------------------
                                   Stephen  E.  Pomeroy,
                                   Chief Financial Officer



                              ----------------------------------
                              BARRY  VINES


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